Exhibit 99.2
ENVIRONMENTAL TECTONICS CORPORATION
ANNOUNCES SHAREHOLDER APPROVALS RELATED TO
REFINANCING TRANSACTIONS WITH H.F. LENFEST AND PNC BANK
     Southampton, PA, USA. July 6, 2009 — Environmental Tectonics Corporation (OTC Bulletin Board: ETCC) (“ETC” or the “Company”) today announced that it has received certain shareholder approvals related to its previously announced refinancing transactions with H. F. Lenfest (“Lenfest”) and PNC Bank, National Association (“PNC Bank”).
     On April 24, 2009, ETC entered into a transaction with Lenfest (the “Lenfest Financing Transaction”) that provided for the following upon the satisfaction of certain conditions, including shareholder approval of certain components of the transaction (the “Shareholder Approvals”): (i) a $7.5 million credit facility provided by Lenfest to ETC; (ii) exchange of the senior subordinated note (the “Subordinated Note”) in the original principal amount of $10 million issued by ETC to Lenfest on February 18, 2003, together with all accrued interest and warrants issuable under this note, and all Series B Preferred Stock and Series C Preferred Stock of the Company held by Lenfest, together with all accrued dividends thereon, for a new class of Series E Preferred Stock of the Company (the “Series E Exchange”); and (iii) the guarantee by Lenfest of all of ETC’s obligations to PNC Bank in connection with an increase of the existing $15 million revolving line of credit with PNC Bank (the “PNC Credit Facility”) to $20 million, and in connection with this guarantee, the pledge by Lenfest to PNC Bank of $10 million in marketable securities.
     On July 2, 2009, the Company held its 2009 Annual Meeting of Shareholders, at which the following actions were taken:
•	The shareholders elected William F. Mitchell, George K. Anderson, M.D., Lenfest, Stephen F. Ryan and George A. Sawyer to the Board of Directors of the Company.

•	The shareholders voted to approve the Company’s 2009 Employee, Director and Consultant Stock Plan.

•	The shareholders voted to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 20 million to 50 million.

•	The shareholders voted to approve the Series E Exchange.

•	The shareholders voted to approve the restoration of the voting rights of certain securities currently held or issuable to Lenfest as part of the Lenfest Financing Transaction.
     As a result of obtaining the Shareholder Approvals, on July 2, 2009, the Company completed the Series E Exchange with Lenfest. In addition, the Company and PNC Bank completed the increase of the PNC Credit Facility to $20 million.
     William F. Mitchell, President and Chairman, commented, “This is an historic day for ETC. Approval of the Lenfest transaction by the stockholders will allow ETC to obtain access to the funding to pursue and hopefully be awarded some significant U.S. government and international contracts. I personally want to thank Gerry Lenfest for his continuing and unwavering support over the past 6 years.”

     ETC was incorporated in 1969 in Pennsylvania and this year we will celebrate our 40th anniversary. Our core technologies include the design, manufacture and sale of Training Services (TSG) which includes (1) software driven products and services used to create and monitor the physiological effects of flight; (2) high performance jet tactical flight simulation, and; (3) driving and disaster simulation systems, and Control Systems (CSG) which includes: (1) steam and gas sterilization; (2) testing and simulation devices for the automotive industry, and; (3) hyperbaric and hypobaric chambers. Product categories included in TSG are Aircrew Training Systems (ATS) and flight simulators, disaster management systems and entertainment applications. CSG includes sterilizers, environmental control devices and hyperbaric chambers along with parts and service support.
     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on ETC’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ETC and its subsidiaries that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
     These forward-looking statements include statements with respect to the Company’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the company, including but not limited to, (i) the trading of the Company’s common stock on the Over-the-Counter Bulletin Board (ii) projections of revenues, costs of materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iii) statements of our plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (iv) statements of future economic performance, (v) statements of assumptions and other statements about the Company or its business, (vi) statements made about the possible outcomes of litigation involving the Company, (vii) statements regarding the Company’s ability to obtain financing to support its operations and other expenses, and (viii) statements preceded by, followed by or that include the words, “may,” “could,” “should,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond the Company’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2009, in the section entitled “Risks Particular to Our Business.” Shareholders are urged to review these risks carefully prior to making an investment in the Company’s common stock.
     The Company cautions that the foregoing list of important factors is not exclusive. Except as required by federal securities law, the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Contact: Duane D. Deaner, CFO Tel: 215-355-9100 (ext. 1203)           Fax: 215-357-4000
ETC — Internet Home Page:      http://www.etcusa.com